Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

dated

August 2, 2023

by and among

HHG Capital Corporation, a British Virgin Islands business company,

Perfect Hexagon Holdings Limited, a British Virgin Islands business company,

Perfect Acquisitions Limited, a British Virgin Islands business company,

and

Perfect Hexagon Group Limited, a British Virgin Islands business company

Table of Contents

		Page

Article I DEFINITIONS		3

Article II THE REINCORPORATION MERGER		10
2.1	Reincorporation Merger	10
2.2	Reincorporation Effective Time	10
2.3	Effect of the Reincorporation Merger	9
2.4	Memorandum and Articles of Association	11
2.5	Directors and Officers of the Reincorporation Surviving Corporation	11
2.6	Effect on Issued Securities of Parent	11
2.7	Surrender of Securities	13
2.8	Lost, Stolen or Destroyed Certificates	13
2.9	Section 368 Reorganization	13
2.10	Taking of Necessary Action; Further Action	13
2.11	Agreement of Fair Value	14

Article III THE ACQUISITION MERGER		14
3.1	Acquisition Merger	14
3.2	Closing; Effective Time	14
3.3	Directors	15
3.4	Effect of the Acquisition Merger	15
3.5	Memorandum and Articles of Association of the Surviving Corporation	15
3.6	No Further Ownership Rights in Company Capital Stock	15
3.7	Rights Not Transferable	15
3.8	Taking of Necessary Action; Further Action	15

Article IV CONSIDERATION		16
4.1	Conversion of Capital	16
4.2	Payment of Merger Consideration	17
4.3	Withholding Rights	17
4.4	Balance Sheet Adjustment	17

Article V REPRESENTATIONS AND WARRANTIES OF THE COMPANY		18
5.1	Corporate Existence and Power	18
5.2	Authorization	19
5.3	Governmental Authorization	19
5.4	Non-Contravention	19
5.5	Capital Structure	20
5.6	Charter Documents	20
5.7	Corporate Records	20
5.8	Subsidiaries; Principal Business Operations	21
5.9	Consents	21
5.10	Financial Statements	22
5.11	Absence of Certain Changes	23
5.12	Properties; Title to the Company’s Assets	23
5.13	Litigation	23
5.14	Contracts	23
5.15	Licenses and Permits	26
5.16	Compliance with Laws	26

TABLE OF CONTENTS CONTINUED

5.17	Intellectual Property	26
5.18	Customers and Suppliers	28
5.19	Accounts Receivable and Payable; Loans	29
5.20	Pre-payments	29
5.21	Employees	29
5.22	Employment Matters	30
5.23	Withholding	31
5.24	Real Property	31
5.25	Tax Matters	32
5.26	Environmental Laws	32
5.27	Finders’ Fees	33
5.28	Powers of Attorney and Suretyships	33
5.29	Directors and Officers	33
5.30	Certain Business Practices	33
5.31	Money Laundering Laws	33
5.32	OFAC	34
5.33	International Trade Matters; Anti-Bribery Compliance	34
5.34	Related Party Transactions	35
5.35	Not an Investment Company	35
5.36	Other Information	35

Article VI REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES		36
6.1	Corporate Existence and Power	36
6.2	Corporate Authorization	36
6.3	Governmental Authorization	36
6.4	Non-Contravention	36
6.5	Finders’ Fees	37
6.6	Issuance of Shares	37
6.7	Capitalization	37
6.8	Information Supplied	39
6.9	Trust Fund	39
6.10	Listing	39
6.11	Reporting Company	39
6.12	No Market Manipulation	40
6.13	Board Approval	40
6.14	Parent SEC Documents and Financial Statements	40
6.15	Litigation	41
6.16	Compliance with Laws	41
6.17	Money Laundering Laws	41
6.18	OFAC	41
6.19	Not an Investment Company	42
6.20	Tax Matters	42
6.21	Contracts	43

Article VII COVENANTS		43
7.1	Conduct of the Business of the Company	43
7.2	Conduct of the Business of Parent	44
7.3	Alternative Transactions	45

ii

TABLE OF CONTENTS CONTINUED

7.4	Access to Information	46
7.5	Notice of Certain Events	46
7.6	SEC Filings	46
7.7	[Reserved]	47
7.8	Annual and Interim Financial Information	47
7.9	Nasdaq Listing	48
7.10	Section 16 Matters	48
7.11	Trust Account	48
7.12	Directors’ and Officers’ Indemnification and Insurance	48

Article VIII COVENANTS OF THE COMPANY		49
8.1	Reporting and Compliance with Laws	49
8.2	Reasonable Best Efforts to Obtain Consents	49
8.3	Certain Assets	49
8.4	Certain Related Party Transactions	49

Article IX COVENANTS OF ALL PARTIES HERETO		50
9.1	Reasonable Best Efforts; Further Assurances	50
9.2	[Reserved].	50
9.3	Settlement of the Parent Parties’ Liabilities	50
9.4	Compliance with SPAC Agreements	50
9.5	Parent Special Meeting; Form F-4	50
9.6	Extension	53
9.7	HSR Act; Other Filings	53
9.8	Confidentiality	54
9.9	Adoption of Equity Incentive Plan	54

Article X CONDITIONS TO CLOSING		55
10.1	Condition to the Obligations of the Parties	55
10.2	Conditions to Obligations of the Parent Parties	55
10.3	Conditions to Obligations of the Company	56

Article XI DISPUTE RESOLUTION		57
11.1	Arbitration	57
11.2	Waiver of Jury Trial; Exemplary Damages	59

Article XII TERMINATION		59
12.1	Termination	59
12.2	Effect of Termination	60

Article XIII MISCELLANEOUS		61
13.1	Notices	61
13.2	Amendments; No Waivers; Remedies	61
13.3	Arm’s Length Bargaining; No Presumption Against Drafter	62
13.4	Publicity	62
13.5	Expenses	62
13.6	Attorneys’ Fees	62
13.7	No Assignment or Delegation	63
13.8	Governing Law	63
13.9	Counterparts; Facsimile Signatures	63
13.10	Entire Agreement	63
13.11	Severability	63
13.12	Construction of Certain Terms and References; Captions	63
13.13	Further Assurances	64
13.14	Third Party Beneficiaries	64
13.15	Non-survival of Representations, Warranties and Covenants	64
13.16	Waiver	64

Exhibits

A:	Shareholders and Merger Consideration
B:	Sponsor Support Agreement
C:	Form of Registration Rights Agreement
D:	Form of Lock-Up Agreement

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of August 2, 2023 (the “Signing Date”), by and among HHG Capital Corporation, a British Virgin Islands business company (“Parent”), Perfect Hexagon Holdings Limited, a British Virgin Islands business company and wholly owned subsidiary of Parent (“Purchaser”), Perfect Acquisitions Limited, a British Virgin Islands business company and wholly owned subsidiary of Purchaser (“Merger Sub”) and Perfect Hexagon Group Limited, a British Virgin Islands business company (the “Company”).

W I T N E S E T H :

WHEREAS, the Company is in the business of precious metals and other commodity trading (the “Business”);

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

WHEREAS, Purchaser is a wholly owned subsidiary of Parent and was formed for the sole purpose of the merger of Parent with and into Purchaser, in which Purchaser will be the Reincorporation Surviving Corporation (as defined below) (the “Reincorporation Merger”);

WHEREAS, one Business Day after the Reincorporation Effective Time (as defined below), the parties hereto desire that the Merger Sub shall merge with and into the Company, upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the British Virgin Islands Business Companies Act, 2004 (as amended) (the “Companies Act”) (the “Acquisition Merger,” and together with the Reincorporation Merger, the “Mergers”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor, one or more shareholders of Parent and certain directors and officers of Parent have executed and delivered to the Company a support agreement in the form annexed hereto as Exhibit B (the “Sponsor Support Agreement”) pursuant to which each such signatory has agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and to waive all redemption rights in connection therewith;

WHEREAS, prior to the Closing, Purchaser will execute employment agreements (the “Executive Employment Agreements”) with certain Key Personnel (as defined below) of the Company to be effective as of, and contingent upon, consummation of the Merger, each in the form agreed to by the parties before the first confidential filing of the Registration Statement (as defined below) ;

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WHEREAS, at the Closing, Purchaser, certain shareholders of Purchaser and the Shareholders will enter into an Amended and Restated Registration Rights Agreement with Parent (the “Registration Rights Agreement”);

WHEREAS, at the Closing, certain shareholders of Purchaser and Purchaser will enter into a Lock-Up Agreement providing for, among other things, a twelve (12) month lock-up pertaining to certain Purchaser Ordinary Shares owned by such Shareholders and which shall be effective as of the Closing;

WHEREAS, for U.S. federal income tax purposes, Purchaser and Parent intend that the Reincorporation Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the boards of directors of Parent and Purchaser have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, for U.S. federal income tax purposes, the parties hereto intend that the Acquisition Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Company’s board of directors and the boards of directors of Purchaser and Merger Sub have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, the board of directors of the Company has determined that this Agreement, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of, the Company and the Shareholder;

WHEREAS, the board of directors of Parent has determined that this Agreement, Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of, Parent and its shareholders;

WHEREAS, the board of directors of Purchaser has determined that this Agreement, Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of, Purchaser and its sole shareholder;

WHEREAS, the board of directors of Merger Sub has determined that this Agreement, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of, Merger Sub and its sole shareholder;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

2

Article I

DEFINITIONS

The following terms, as used herein, have the following meanings:

“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

“Additional Agreements” mean the Sponsor Support Agreement, the Registration Rights Agreement, the Lock-Up Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, with respect to all periods subsequent to the Closing, Purchaser is an Affiliate of the Company.

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, any relevant stock exchange, or any public, private or industry regulatory authority, whether international, national, U.S. Federal, state, or local, or non-U.S.

“Books and Records” means books and records (whether written, electronic, or otherwise embodied) in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in British Virgin Islands and New York, New York are authorized to close for business.

“Closing Payment Shares” means Ninety Nine Million (99,000,000) Purchaser Ordinary Shares, which is equal to the Merger Consideration divided by $10.00.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Ordinary Shares” means the ordinary shares, with no par value, of the Company.

“Company Share Rights” means all other options, warrants, rights, or other securities (including debt instruments) to purchase, convert or exchange into Company Ordinary Shares.

“Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (Sows), sales and purchase orders and similar instruments, oral or written, to which the Company and/or any of its Subsidiaries is a party or by which any of its respective assets are bound, including any entered into by the Company and/or any of its Subsidiaries in compliance with this Agreement after the Signing Date and prior to the Closing.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

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“Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Investment Management Trust Agreement.

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act, as well as all non-U.S. laws that prohibit, regulate or control any Hazardous Material or Hazardous Material Activity.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IPO” means the initial public offering of Parent pursuant to a prospectus dated September 20, 2021.

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP (as applicable to such Person), (g) all guarantees by such Person and (h) any agreement to incur any of the same.

4

“Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, domain name, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, URLs, and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all renewals, extensions, additions, improvements, and accessions thereto, and all allied, ancillary and subsidiary rights relating thereto; and with respect to each of the forgoing items in this definition, which is owned or licensed or filed or used by or proprietary to the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign, and whether computer generated or otherwise.

“Investment Management Trust Agreement” means the investment management trust agreement made as of September 20, 2021 by and between Parent and the Trustee.

“Law” means any U.S. domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Authority, including rule or regulation promulgated thereunder.

“Leases” all leases, subleases, licenses, concessions and other occupancy agreements (written or oral) for Real Property, together with all fixtures and improvements erected on the premises leased thereby.

“Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax Liabilities due or to become due.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lock-Up Agreement” means the lock-up agreement to be entered into between Purchaser and certain Shareholders at the Closing and which will provide for, among other things, a twelve (12) month lock-up pertaining to certain Purchaser Ordinary Shares owned by such shareholders, in substantially the form annexed hereto as Exhibit D.

5

“Material Adverse Effect” or “Material Adverse Change” as to any party means a material adverse change or a material adverse effect upon on the assets, liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, customer relationships, regulatory environment, operations or properties of such party and its Business or business, taken as a whole, whether or not arising from transactions in the ordinary course of business, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of its counterparty to this Agreement; (vi) any matter of which its counterparty to this Agreement is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including U.S. GAAP or other applicable accounting principles) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), unless, in the case of each of clauses (i), (ii), (iii), and (iv), any such any event, occurrence, fact, condition or change, shall have a disproportionate effect on the Company and the Business as compared to comparable companies in the same industry.

“Merger Consideration” means Nine Hundred Ninety Million Dollars ($990,000,000), which is based on an assumption that the Company will be free of cash and Indebtedness as of the Closing Date.

“OFAC” means the U.S. Office of Foreign Assets Control.

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Parent Ordinary Shares” means the ordinary shares, $0.0001 par value, of Parent.

“Parent Parties” means Parent, Purchaser and Merger Sub, collectively, and “Parent Party” refers to any of them.

“Parent Right” means a right to receive one-tenth (1/10) of a Parent Ordinary Share upon the consummation of a business combination.

“Parent Securities” means the Parent Ordinary Shares, Parent Rights, Parent Units and Parent Warrants, collectively.

“Parent Unit” means a unit of Parent issued in the IPO or upon the exercise of the underwriters’ overallotment option comprised of one Parent Ordinary Share, one Parent Warrant and one Parent Right.

“Parent Warrant” means a warrant to purchase three-fourths (3/4) of one Parent Ordinary Share at a price of $11.50 per whole Parent Ordinary Share.

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“Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Parent Parties; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, (C) that not resulting from a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law, and (D) the Liens set forth on Schedule 1.1 of the Company Disclosure Schedules; and (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance to U.S. GAAP).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Purchaser Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Purchaser.

“Purchaser Rights” means the rights of Purchaser, each such right convertible into one-tenth (1/10) of a Purchaser Ordinary Share.

“Purchaser Securities” means the Purchaser Ordinary Shares, Purchaser Rights and Purchaser Warrants, collectively.

“Purchaser Warrant” means the right to purchase three-fourths (3/4) of one Purchaser Ordinary Share at a price of $11.50 per whole share.

“Pre-Closing Period” means any period that ends on or before the Closing Date or with respect to a period that includes but does not end on the Closing Date, the portion of such period through and including the day of the Closing.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registration Rights Agreement” means the agreement governing the resale of the Closing Payment Shares, in the form attached hereto as Exhibit C.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

7

“Shareholder” means each owner of the Company Ordinary Shares, and “Shareholders” means all of them.

“Sponsor” means Mr. Hooy Kok Wai.

“Subsidiary” or “Subsidiaries” means one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property, including the items listed on Schedule 5.12 of the Company Disclosure Schedules.

“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Trust Amount” means the amount of cash available in the Trust Account after deducting redemptions of Parent public shareholders.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“$” means U.S. dollars, the legal currency of the United States.

8

GLOSSARY

“Additional Parent SEC Documents”	Section 6.14(a)
“Affiliate Transaction”	Section 5.34
“Alternative Proposal”	Section 7.3(d)
“Alternative Transaction”	Section 7.3(d)
“Anti-Corruption Laws”	Section 5.33(a)
“Antitrust Laws”	Section 9.7(a)
“Arbitrator”	Section 11.1(a)
“Audited Financial Statements”	Section 7.7(a)
“BVI Law”	Section 2.1
“Closing”	Section 3.2
“Closing Date”	Section 3.2
“Company Disclosure Schedules”	Article V
“Company Dissenting Shares”	Section 4.1(b)
“Company Dissenting Shareholder”	Section 4.1(b)
“Company Excluded Shares”	Section 4.1(d)
“Company Leases”	Section 5.24(b)
“Company Preferred Shares”	Section 5.5(a)
“Computer Systems”	Section 5.17(g)
“D&O Indemnified Persons”	Section 7.7(a)
“D&O Tail Insurance”	Section 7.7(b)
“Effective Time”	Section 3.2
“Equity Incentive Plan”	Section 9.9
“Export Control Laws”	Section 5.33(a)
“FCPA”	Section 5.30
“International Trade Control Laws”	Section 5.33(a)
“Key Personnel”	Section 5.21(a)
“Labor Agreements”	Section 5.22(a)
“Material Contracts”	Section 5.14(a)
“Merger Sub Ordinary Shares”	Section 6.7(d)
“Money Laundering Laws”	Section 5.31
“Outside Date”	Section 12.1(d)
“Owned Intellectual Property”	Section 5.17(a)
“Owned Real Property”	Section 5.24(a)
“Parent Disclosure Schedules”	Article VI
“Parent Excluded Shares”	Section 2.6(e)
“Parent Financial Statements”	Section 6.14(b)
“PCAOB”	Section 5.10(a)
“Parent SEC Documents”	Section 6.14(a)
“Parent Shareholder Approval Matters”	Section 9.5(a)
“Parent Special Meeting”	Section 9.5(a)
“Plan of Acquisition Merger”	Section 3.2
“Plan of Reincorporation Merger”	Section 2.2
“Prohibited Party”	Section 5.33(b)
“Prospectus”	Section 9.5(a)
“Proxy Statement/Prospectus”	Section 9.5(a)
“Reincorporation Effective Time”	Section 2.2
“Reincorporation Surviving Corporation”	Section 2.1
“Required Parent Shareholder Approval”	Section 10.1(e)
“Requisite Company Vote”	Section 5.2
“Sanctions Laws”	Section 5.33(a)
“Scheduled Intellectual Property”	Section 5.17(a)
“Surviving Corporation”	Section 3.1
“Trust Account”	Section 6.9
“Trustee”	Section 6.9
“Trust Fund”	Section 6.9

9

Article II

THE REINCORPORATION MERGER

2.1 Reincorporation Merger. At the Reincorporation Effective Time (as defined in Section 2.2), and subject to and upon the terms and conditions of this Agreement, and in accordance with the Companies Act and all other applicable provisions of the laws of the British Virgin Islands (the “BVI Law”), Parent shall be merged with and into Purchaser, the separate corporate existence of Parent shall cease and Purchaser shall continue as the surviving corporation. Purchaser as the surviving corporation after the Reincorporation Merger is hereinafter referred to, after the Reincorporation Effective Time, as the “Purchaser” or “Reincorporation Surviving Corporation.”

2.2 Reincorporation Effective Time. Following the satisfaction or waiver (by the applicable party) of the closing conditions set forth in Article X (except for Section 10.1(c) and such conditions to be performed at Closing), Parent shall cause the Reincorporation Merger to be consummated by filing the articles of merger (the (“Articles of Reincorporation Merger”) and the plan of merger (“Plan of Reincorporation Merger”) (and other documents required by the Companies Act and BVI Law) with the Registrar of Corporate Affairs in the British Virgin Islands three Business Days before the Closing Date for registration, in accordance with the relevant provisions of the Companies Act and BVI Law (the time and date of such registration by the Registrar of Corporate Affairs, or such later time not exceeding 30 days, as specified in the Articles of Reincorporation Merger, being the “Reincorporation Effective Time”).

2.3 Effect of the Reincorporation Merger. At the Reincorporation Effective Time, the effect of the Reincorporation Merger shall be as provided in this Agreement, the Articles of Reincorporation Merger, the Plan of Reincorporation Merger, the Companies Act and all other applicable provisions of BVI Law. Without limiting the generality of the foregoing, and subject thereto, at the Reincorporation Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Parent shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Reincorporation Surviving Corporation, which shall include the assumption by the Reincorporation Surviving Corporation of any and all agreements, covenants, duties and obligations of Parent set forth in this Agreement to be performed after the Reincorporation Effective Time, and all securities of the Reincorporation Surviving Corporation issued and outstanding as a result of the conversion under Sections 2.6(a) through (e) hereof shall be listed on the public trading market on which the Parent Units may be trading prior to the Reincorporation Merger.

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2.4 Memorandum and Articles of Association. At the Reincorporation Effective Time, the memorandum and articles of association of the Reincorporation Surviving Corporation shall be amended and restated in its entirety in the form agreed to by the parties before the first confidential filing of the Registration Statement and shall be thereafter amended in accordance with their terms, the Organizational Documents of the Reincorporation Surviving Corporation and as provided by Law.

2.5 Directors and Officers of the Reincorporation Surviving Corporation. Except as otherwise agreed in writing by the Company and Parent prior to the Reincorporation Effective Time, the Parties shall take all necessary action so that immediately after the Reincorporation Effective Time, the board of directors of the Reincorporation Surviving Corporation shall consist of five (5) directors, (a) four (4) of whom will be designated prior to the Closing by the Company, at a least three (3) of whom will be designated by the Company to serve as independent directors satisfying the independence requirements of the Securities Act and the Nasdaq rules, and (b) one (1) of whom will be designated prior to the Closing by Parent.

2.6 Effect on Issued Securities of Parent.

(a) Conversion of Parent Ordinary Shares. At the Reincorporation Effective Time, every Parent Ordinary Share (other than Parent Excluded Shares and the Parent Dissenting Shares) issued and outstanding immediately prior to the Reincorporation Effective Time shall be converted automatically into one Purchaser Ordinary Share. At the Reincorporation Effective Time, all Parent Ordinary Shares shall cease to be outstanding and shall automatically be converted or canceled (as the case may be) and shall cease to exist. The holders of certificates previously evidencing Parent Ordinary Shares outstanding immediately prior to the Reincorporation Effective Time shall cease to have any rights with respect to such Parent Ordinary Shares, except as provided herein or by Law. Each certificate previously evidencing Parent Ordinary Shares (other than the Parent Excluded Shares and the Parent Dissenting Shares) shall thereafter represent only the right to receive shall be exchanged for a certificate representing the same number of Purchaser Ordinary Shares upon the surrender of such certificate in accordance with Section 2.7.

(b) Parent Units. Immediately prior to the Reincorporation Effective Time, every issued and outstanding Parent Unit shall separate into each’s individual components of one Parent Ordinary Share, one Parent Warrant and one Parent Right, and all Parent Units shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each individually separated component shall, at the Reincorporation Effective Time, be converted into One Purchaser Ordinary Share, one Purchaser Warrant and/or one Purchaser Right, as the case may be, in accordance with Section 2.6(a), Section 2.6(c) and Section 2.6(d), respectively. The holders of certificates previously evidencing Parent Units outstanding immediately prior to the Reincorporation Effective Time shall cease to have any rights with respect to such Parent Units, except as provided herein or by Law.

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(c) Parent Rights. At the Reincorporation Effective Time, every issued and outstanding Parent Right immediately prior to the Reincorporation Effective Time shall be converted automatically into one Purchaser Right. At the Reincorporation Effective Time, all Parent Rights shall cease to be outstanding and shall automatically be converted and shall cease to exist. The holders of certificates previously evidencing Parent Rights outstanding immediately prior to the Reincorporation Effective Time shall cease to have any rights with respect to such Parent Rights, except as provided herein or by Law. At the Closing, all Purchaser Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of Purchaser Rights instead will receive one-tenth (1/10) of one Purchaser Ordinary Share in exchange for the cancellation of each Purchaser Right; provided that no fractional shares will be issued and all fractional shares will be rounded down to the nearest whole share.

(d) Parent Warrants. At the Reincorporation Effective Time, every issued and outstanding Parent Warrant immediately prior to the Reincorporation Effective Time shall be converted automatically into one Purchaser Warrant. At the Reincorporation Effective Time, all Parent Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Parent Warrants outstanding immediately prior to the Reincorporation Effective Time shall cease to have any rights with respect to such Parent Warrants, except as provided herein or by Law. Each certificate previously evidencing Parent Warrants shall be exchanged for a certificate representing the same number of Purchaser Warrants upon the surrender of such certificate in accordance with Section 2.7.

(e) Cancellation of Parent Ordinary Shares Owned by Parent. At the Reincorporation Effective Time, if there are any Parent Ordinary Shares that are owned by Parent as treasury shares or any Parent Ordinary Shares owned by any direct or indirect wholly owned subsidiary of the Parent immediately prior to the Reincorporation Effective Time (the “Parent Excluded Shares”), such shares shall be canceled without any conversion thereof or payment therefor.

(f) Cancellation of Purchaser Ordinary Shares Owned by Parent. At the Reincorporation Effective Time, every issued and outstanding share(s) of Purchaser owned by Parent as set forth in Section 6.7(b), being the only issued and outstanding share(s) in Purchaser immediately prior to the Reincorporation Effective Time, shall be canceled without any conversion thereof or payment therefor.

(g) Transfers of Ownership. If any securities of Purchaser are to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of securities of Purchaser in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

(h) No Liability. Notwithstanding anything to the contrary in this Section 2.6, none of the Reincorporation Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

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(i) Fractional Shares. No certificates or scrip representing fractional shares of Purchaser Ordinary Share will be issued pursuant to the Reincorporation Merger and each holder of Parent Securities who would otherwise be entitled to a fraction of a share of Purchaser Ordinary Share at any time of Parent Ordinary Shares are distributed to any such Person pursuant to this Agreement (after aggregating all fractional shares that otherwise would be received by such holder in connection with such distribution) shall receive from Purchaser, in lieu of such fractional share, one (1) share of Purchaser Ordinary Share.

2.7 Surrender of Securities. All Purchaser Securities issued upon the surrender of Parent Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Parent Securities, provided that any restrictions on the sale and transfer of Parent Securities shall also apply to the Purchaser Securities so issued in exchange.

2.8 Lost, Stolen or Destroyed Certificates. In the event any certificates of Parent Securities shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Reincorporation Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Reincorporation Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

2.9 Section 368 Reorganization. For U.S. Federal income tax purposes, the Reincorporation Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. Parent and Purchaser hereby adopt, and the Company acknowledges, this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations. Parent and Purchaser agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations. The parties to this agreement hereby agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Reincorporation Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Reincorporation Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Reincorporation Merger is determined not to qualify as a reorganization under Section 368 of the Code.

2.10 Taking of Necessary Action; Further Action. If, at any time after the Reincorporation Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Reincorporation Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent and Purchaser, the officers and directors of Parent and Purchaser are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

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2.11 Agreement of Fair Value. Parent, Purchaser and the Company respectively agree that the consideration payable for the Purchaser Ordinary Shares represents the fair value of such Purchaser Ordinary Shares for the purposes of BVI Law.

2.12 Dissenter’s Rights. No Person who has validly exercised their dissenters’ rights in respect of the Reincorporation Merger pursuant to Section 179 of the Companies Act (each a “Parent Dissenting Shareholder”) shall be entitled to receive the securities of Purchaser in accordance with Section 2.6(a), (b), (c) or (d), as applicable with respect to the shares of Parent owned by such Person (“Parent Dissenting Shares”) unless and until such Person shall have effectively withdrawn or lost such Person’s dissenters’ rights under BVI Law. Each Parent Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in Section 179 of the Companies Act with respect to the Parent Dissenting Shares owned by such Parent Dissenting Shareholder.

Article III

THE ACQUISITION MERGER

3.1 Acquisition Merger. Upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.2), which is one Business Day after the Reincorporation Effective Time, in accordance with the applicable provisions of the Companies Act, Merger Sub shall be merged with and into the Company. Immediately upon the effectiveness of the Acquisition Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Acquisition Merger (the “Surviving Corporation”) under Laws of the British Virgin Islands and become a wholly owned subsidiary of Purchaser.

3.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Acquisition Merger (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York on a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in Article X that are required to be satisfied prior to the Closing Date, or at such other place and time as the Company and the Parent Parties may mutually agree upon. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. On or prior to Closing, the parties hereto shall execute an articles of merger (the “Articles of Acquisition Merger”) and a plan of merger (the “Plan of Acquisition Merger”) in form and substance acceptable to Merger Sub and the Company, and the parties hereto shall cause the Acquisition Merger to be consummated by filing the Articles of Acquisition Merger and Plan of Acquisition Merger (and any other documents required by Companies Act) with the Registrar of Corporate Affairs in the British Virgin Islands in accordance with the relevant provisions of the Companies Act two Business Days before the Closing Date for registration. The Acquisition Merger shall become effective at the time when it is registered by the Registrar of Corporate Affairs (or such later time as specified in the Articles of Acquisition Merger, being not more than the 30 days after the date of such filing) in accordance with the Companies Act (the “Effective Time”).

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3.3 Directors. Immediately after the Closing, the Company’s board of directors existing immediately prior to the Closing shall be the Surviving Corporation’s board of directors as of and after the Closing shall consist of five (5) directors, a majority of which shall be independent directors under the Nasdaq rules. Parent shall have the right to designate two (2) directors to the board, and Company shall have the right to designate three (3) directors .

3.4 Effect of the Acquisition Merger. At the Effective Time, the effect of the Acquisition Merger shall be as provided in this Agreement, the Plan of Acquisition Merger and the applicable provisions of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Merger Sub set forth in this Agreement to be performed after the Effective Time.

3.5 Memorandum and Articles of Association of the Surviving Corporation. At and immediately following the Effective Time, the memorandum and articles of association of Company shall be the memorandum and articles of association of the Surviving Corporation.

3.6 No Further Ownership Rights in Company Shares. At the Effective Time, the register of members of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Ordinary Shares on the records of the Company.

3.7 Rights Not Transferable. The rights of the Shareholders as of immediately prior to the Effective Time are personal to each such Shareholder and shall not be assignable or otherwise transferable for any reason (except (i) in the case of an entity, by operation of Law or (ii) in the case of a natural person, by will or the Laws of descent and distribution). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

3.8 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Merger Sub and the Company, the officers and directors of Merger Sub and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

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Article IV

CONSIDERATION

4.1 Conversion of Capital.

(a) Conversion of Ordinary Shares. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of Purchaser, Merger Sub or the Company, each Company Ordinary Share issued and outstanding immediately prior to the Effective Time (other than Company Excluded Shares and Company Dissenting Shares) shall be canceled and automatically converted into the right to receive, without interest, the applicable number of Purchaser Ordinary Shares for such number of Company Ordinary Shares as specified in this Agreement. For avoidance of any doubt, after the Effective Time, each Shareholder will cease to have any rights with respect to the Company Ordinary Shares, except the right to receive his, her or its pro rata share of the Merger Consideration. The Merger Consideration shall be comprised of the Closing Payment Shares, to be allocated as specified on Part 2 of Exhibit A hereto (as the same may be amended prior to the Closing). For avoidance of any doubt, each Shareholder will cease to have any rights with respect to his, her or its Company Ordinary Shares, except the right to receive his, her or its pro rata share of the Merger Consideration.

(b) Dissenting Shares. Each Company Ordinary Share (the “Company Dissenting Shares”) owned by holders of Company Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Acquisition Merger pursuant to Section 179 of the Companies Act (the “Company Dissenting Shareholders”) shall thereafter represent only the right to receive the applicable payments set forth in Section 4.5, unless and until such Company Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the Acquisition Merger pursuant to the Companies Act with respect to any Company Dissenting Shares.

(c) Share Capital of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Acquisition Merger and without further action on the part of the sole shareholder of Merger Sub, be converted into and become one ordinary share of the Surviving Corporation (and such share of the Surviving Corporation into which the ordinary share of Merger Sub is so converted shall be the only share of the Surviving Corporation that is issued and outstanding immediately after the Effective Time).

(d) Treatment of Certain Company Ordinary Shares. At the Effective Time, all Company Ordinary Shares that are owned by the Company (as treasury shares or otherwise) or any of its direct or indirect Controlled Subsidiaries as of immediately prior to the Effective Time (collectively, the “Company Excluded Shares”) shall be automatically cancelled without any conversion or consideration delivered in exchange thereof.

(d) No Liability. Notwithstanding anything to the contrary in this Section 4.1, none of Surviving Corporation or any other party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Surrender of Certificates. All securities issued upon the surrender of Company Ordinary Shares in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of such Company Ordinary Shares shall also apply to the Closing Payment Shares so issued in exchange.

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(f) Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Ordinary Shares shall have been lost, stolen or destroyed, Purchaser shall cause to be issued in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Company or Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

(g) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding securities of the Company or Purchaser shall occur (other than the issuance of additional shares of the Company or Parent as permitted by this Agreement), including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares, the number of the Closing Payment Shares payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Purchaser or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

4.2 Payment of Merger Consideration.

(a) Upon and subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall issue to each Shareholder such number of Closing Payment Shares opposite such Shareholder’s name on Exhibit A.

(b) No certificates or scrip representing fractional Purchaser Ordinary Shares will be issued pursuant to the Acquisition Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Purchaser.

4.3 Withholding Rights. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law; provided that Purchaser shall provide the Shareholders with advance written notice of any such intended withholding (other than any withholding on amounts properly treated as compensation to employees for U.S. federal income Tax purposes) at least five (5) days before the making of such payment, and Purchaser shall cooperate in good faith with the Shareholders to obtain any available exception from, or reduction in, such withholding to the extent permitted under applicable Law. To the extent that amounts are so withheld by Purchaser, and are timely paid to the applicable taxing authority or other applicable Person, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

4.4 [Reserved].

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4.5 Company Dissenter’s Rights.

(a) No Company Dissenting Shareholder who has validly exercised their dissenters’ rights in respect of the Acquisition Merger pursuant to Section 179 of the Companies Act shall be entitled to receive right to receive the Closing Payment Shares with respect to the Company Dissenting Shares owned by such Company Dissenting Shareholder unless and until such Company Dissenting Shareholder shall have effectively withdrawn or lost such Company Dissenting Shareholder’s dissenters’ rights under BVI Law. Each Company Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in Section 179 of the Companies Act with respect to the Company Dissenting Shares owned by such Company Dissenting Shareholder. The Company shall give the Purchaser (i) prompt notice of any notices of objection, notices of dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Company Dissenting Shareholder’s rights of dissent under Companies Act and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the Companies Act. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(b) In the event that any written notices of objection to the Acquisition Merger are served by any shareholders of the Company pursuant section 179 of the Companies Act, the Company shall serve written notice of the authorization and approval of this Agreement, the Plan of Acquisition Merger and the Acquisition Merger on such shareholders pursuant to section 179(4) of the Companies Act within twenty (20) days of obtaining the Requisite Company Vote (as defined below), provided that prior to serving any such notice, the Company shall consult with the Purchaser with respect to such notice and shall afford the Purchaser a reasonable opportunity to comment thereon.

Article V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Parent Parties simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to the Parent Parties that each of the following representations and warranties is true, correct and complete as of the date of this Agreement (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to numbered and lettered sections and subsections of this Article V shall only refer to the section or subsection being referenced. For the avoidance of doubt, unless the context otherwise requires, the below representations and warranties relate to, where applicable, the Company on a consolidated basis with its Subsidiaries and also as to each Subsidiary individually for all periods, unless otherwise provided. References to Schedules in this Article V shall, unless otherwise provided, be to the Company Disclosure Schedules.

5.1 Corporate Existence and Power. The Company is a business company duly incorporated, validly existing and in good standing under Laws of the British Virgin Islands and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. The Company and each Subsidiary has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Schedule 5.1 of the Company Disclosure Schedules lists all jurisdictions in which the Company and each Subsidiary is qualified to conduct business as a foreign corporation or other entity. The Company does not conduct its principal business operations in China (including for these purposes Hong Kong).

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5.2 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company, subject to the authorization and approval of this Agreement, the Articles of Acquisition Merger, the Plan of Acquisition Merger and the transactions contemplated hereby by way of a resolution of members of the Company passed by the affirmative vote of holders of Company Ordinary Shares representing at least a majority of the votes of the Company Ordinary Shares present and voting in person or by proxy at a meeting of the shareholders of the Company in accordance with the memorandum and articles of association of the Company and the Companies Act (the “Requisite Company Vote”). This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which the Company is a will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms.

5.3 Governmental Authorization. Except as set forth in Schedule 5.3 of the Company Disclosure Schedules, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority as of the date of this Agreement.

5.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the Organizational Documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or result in a loss of any material benefit relating to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company Ordinary Shares, or any of the Company’s assets is or may be bound, (d) result in the creation or imposition of any Lien on any of the Company Ordinary Shares, (e) cause a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit or Contract binding upon the Company, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s material assets, in the cases of (a) to (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

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5.5 Capital Structure.

(a) Share Capital. The Company is authorized to issue a maximum of 220,000,000 shares with no par value divided into (i) 160,000,000 Company Ordinary Shares and (ii) 60,000,000 company preferred shares (referred to as “Company Preferred Shares”), of which 76,402,670 Company Ordinary Shares and 0 Company Preferred Shares are issued and outstanding as of the date hereof. No Company Ordinary Shares are held in the Company’s treasury. All of the issued and outstanding Company Ordinary Shares and Company Preferred Shares have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person. As of the date hereof, all of the issued and outstanding Company Ordinary Shares and Company Preferred Shares are owned legally and beneficially by the Persons set forth on Part 1 of Exhibit A, and immediately prior to the Closing, all of the issued and outstanding Company Ordinary Shares will be owned legally and beneficially by the Persons set forth on Part 2 of Exhibit A. The only Company Ordinary Shares that will be issued and outstanding immediately after the Closing will be the Company Ordinary Shares owned by Purchaser. No other class in the share capital of the Company is authorized or issued or outstanding.

(b) Schedule 5.5(b) of the Company Disclosure Schedules sets forth all existing Company Share Rights. Except as set forth on Schedule 5.5(b) of the Company Disclosure Schedules, there are no: (a) outstanding Company Share Rights; (b) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any share of the Company; (c) to the knowledge of the Company, agreements with respect to any of the Company Ordinary Share, including any voting trust, other voting agreement or proxy with respect thereto; or (d) disputes, controversies, demands or claims as to any Company Ordinary Shares.

(c) There are no Company Ordinary Shares that are owned by the Company (as treasury shares or otherwise) or by any of its direct or indirect Subsidiaries as of immediately prior to the Effective Time.

(d) Schedule 5.5(d) of the Company Disclosure Schedule sets forth a list of all Subsidiaries, as well as the capitalization of each Subsidiary, including all classes of equity and all owners thereof.

5.6 Charter Documents. Copies of Organizational Documents of the Company and of each Subsidiary have heretofore been made available to Parent, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any of its Subsidiaries has taken any action in violation of its Organizational Documents, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

5.7 Corporate Records. The register of members and all proceedings of the shareholders and directors of the Company since May 1, 2021, and of each Subsidiary since the date of its formation, have been made available to Parent, and are true, correct and complete copies of the original register of members or the equivalent documents of thereof.

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5.8 Subsidiaries; Principal Business Operations. Schedule 5.8(a) of the Company Disclosure Schedules sets forth the name of each Subsidiary, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of authorized and issued and outstanding shares or other equity interests and the record holders thereof. Each Subsidiary (i) is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. Each Subsidiary is duly licensed, qualified or authorized to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such license, qualification or authorization. Other than as set forth on Schedule 5.8(a) of the Company Disclosure Schedules, (i) all of the outstanding equity securities of each Subsidiary are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary other than the Organizational Documents of any such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments relating to any Subsidiary to which any Subsidiary is a party or which are binding upon any Subsidiary providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary; (v) except as set forth on Schedule 5.8(a) of the Company Disclosure Schedules, no Subsidiary has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) except for the equity interests of the Subsidiaries listed on Schedule 5.8(a) of the Company Disclosure Schedules, the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (vii) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (viii) except as set forth on Schedule 5.8(a) of the Company Disclosure Schedules, there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. No Subsidiary conducts its principal business operations in China (including for these purposes Hong Kong). The principal business operations of the Company and its Subsidiaries, taken as a whole, are not located in China (which for these purposes also includes Hong Kong).

5.9 Consents. No Contracts binding upon the Company or by which any of the Company Ordinary Share, or any of the Company’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person (other than the Company or its shareholders) as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby.

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5.10 Financial Statements.

(a) The Company has provided to Parent the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2021 and December 31, 2022 (the “Audited Financial Statements”), consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month period ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month period ended on such dates, audited in accordance with the requirements of the Public Company Accounting Oversight Board (the “PCAOB”).

(b) The Audited Financial Statements are complete and accurate and fairly present in all material respects, in conformity with its applicable accounting standards applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Audited Financial Statements (i) were prepared from the Books and Records of the Company; (ii) were prepared on an accrual basis consistent with U.S. GAAP in accordance with its applicable accounting standards consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition in all material respects as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against on the Audited Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since January 1, 2023 there are no material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company. All material debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on the Audited Financial Statements are included therein.

(d) The Audited Financial Statements accurately reflect in all material respects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth on Schedule 5.10 of the Company Disclosure Schedules, the Company does not have any Indebtedness.

(e) The Company has established and maintain systems of internal accounting controls that are sufficient to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the assets of the Company and its Subsidiaries. The Company maintains and, for all periods covered by the Audited Financial Statements, has maintained Books and Records of the Company and its Subsidiaries in the ordinary course of business that are true and complete and reflect the revenues, expenses, assets and liabilities of the Company and its Subsidiaries in all material respects.

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5.11 Absence of Certain Changes. Since January 1, 2023, except as set forth on Schedule 5.11 of the Company Disclosure Schedules or contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) the Company has conducted the Business in the ordinary course consistent with past practices; (b) there has not been any Material Adverse Effect; and (c) the Company has not taken any action nor has any event occurred which would have violated the covenants of the Company set forth in clauses (i) through (xiv) of Section 6.1 if such action had been taken or such event had occurred between the date hereof and the Closing Date.

5.12 Properties; Title to the Company’s Assets.

(a) The material items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto; and all of the Tangible Personal Property is in the control of the Company or a Subsidiary and/or its employees.

(b) The Company has good, valid and marketable title in and to, or in the case of the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Audited Financial Statements (as defined below) or acquired on or after January 1, 2023 other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No such asset is subject to any Liens other than Permitted Liens. The Company’s assets constitute, in all material respects, all of the assets of any kind or description whatsoever, including goodwill, for the Company to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

5.13 Litigation. Except as set forth on Schedule 5.13 of the Company Disclosure Schedules, (i) there is no Action (or any basis therefor) pending against, or to the knowledge of the Company threatened against or affecting, the Company, any Subsidiary, any of the Company’s or any Subsidiary’s officers or directors, the Business, or any Company Ordinary Shares, or any of the Company’s or a Subsidiary’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements; (ii) there are no outstanding judgments against the Company or any Subsidiary that would reasonably to be expected to the ability of the Company to enter into and perform its obligations under this Agreement; and (iii) each Shareholder is not, and has not been in the past six (6) years, subject to any proceeding with any Authority.

5.14 Contracts.

(a) Schedule 5.14(a) of the Company Disclosure Schedules lists all material Contracts, oral or written (collectively, the “Material Contracts”) to which the Company or any Subsidiary is a party and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $1,000,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $500,000 annually;

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(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or any Subsidiary or other Person, under which the Company (A) has continuing obligations for payment of annual compensation of at least $300,000 (other than oral arrangements for at-will employment), (B) has material severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company or any Subsidiary is a party;

(v) all Contracts relating to any acquisitions or dispositions of assets by the Company in excess of $1,000,000;

(vi) all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than (i) “shrink wrap” licenses, and (ii) non-exclusive licenses granted in the ordinary course of business;

(vii) Contracts (i) under which the Company or any of its Subsidiaries is currently: (A) licensing or otherwise providing the right to use to any third party any Owned Intellectual Property, or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company, with a dollar value individually not in excess of $150,000, (2) any Contract related to open source software, or (3) any Contract under which the Company licenses any of its Intellectual Property in the Ordinary Course, and (ii) under which the Company or any of its Subsidiaries has entered into an agreement not to assert or sue with respect to any Intellectual Property;

(viii) all Contracts relating to material secrecy, confidentiality and nondisclosure agreements substantially limiting the freedom of the Company or any Subsidiary to compete in any line of business or with any Person or in any geographic area;

(ix) all Contracts relating to material patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of the Company;

(x) all Contracts providing for material guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company or any Subsidiary, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xi) all Contracts with or pertaining to the Company or any Subsidiary to which any Shareholder is a party;

(xii) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company or any Subsidiary holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $10,000 per month;

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(xiii) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding $500,000;

(xiv) any Contract relating to the voting or control of the equity interests of the Company or the election of directors of the Company or other Subsidiary (other than the Organizational Documents of the Company);

(xv) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company or any Subsidiary is a party;

(xvi) any Contract relating to the Business and not otherwise described in this Section 5.14(a), if it involves an amount in excess of $2,000,000, it being understood that this clause applies only to metals and other trading contracts entered into on or after January 1,2023; and

(xvii) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a Shareholder, or with respect to a director, officer, employee or consultant of the Company or any Subsidiary will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b) Except for any Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, and except as set forth on Schedule 5.14(b) of the Company Disclosure Schedules, (i) each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company or any Subsidiary nor, to the Company’s knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, (ii) the Company and each Subsidiary has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contract, or granted any power of attorney with respect thereto or to any of the Company’s or any Subsidiary’s assets, (iii) no Material Contract (A) requires the Company or any Subsidiary to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to the Company or any of its Affiliates. The Company has previously provided to the Parent Parties true and correct fully executed copies of each written Material Contract.

(c) Except as set forth on Schedule 5.14(c) of the Company Disclosure Schedules, none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or any Subsidiary or to a loss of any material benefit to which the Company or any Subsidiary is entitled under any provision of any Material Contract.

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(d) Except as set forth on Schedule 5.14(d) of the Company Disclosure Schedules, the Company is in compliance with all material covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

5.15 Licenses and Permits. Schedule 5.15 of the Company Disclosure Schedules correctly lists each material license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as set forth on Schedule 5.15 of the Company Disclosure Schedules, all material Permits are valid and in full force and effect, and no material Permits will, assuming the related third party consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company has all material Permits necessary to operate the Business.

5.16 Compliance with Laws. Except as set forth on Schedule 5.16 of the Company Disclosure Schedules, the Company and each Subsidiary is not in violation of, has not violated, and to the Company’s knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and within the last 24 months the Company and each Subsidiary has not received any subpoenas by any Authority. Except as set forth on Schedule 5.16 of the Company Disclosure Schedules, no material Permit is required by the Company or any Subsidiary in the conduct of the Business under any Law that is not currently in the possession of the Company or such Subsidiary.

5.17 Intellectual Property.

(a) Schedule 5.17(a) of the Company Disclosure Schedules sets forth a true, accurate and complete list of all (i) issued patents and pending patent applications, (ii) trademark registrations and pending trademark applications, (iii) registered copyrights and pending copyright applications, and (iv) internet domain name registrations, in each case that are owned by the Company or any of its Subsidiaries (“Scheduled Intellectual Property” and collectively, and together with other Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries, the “Owned Intellectual Property”). All of the registrations, applications, and issuance within the Scheduled Intellectual Property are subsisting, in full force and effect, and to the knowledge of the Company, all such registrations and issuances within the Scheduled Intellectual Property are valid, subsisting and enforceable.

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(b) The Company or a Subsidiary exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. Except as set forth on Schedule 5.17(b) of the Company Disclosure Schedules, (i) no Owned Intellectual Property is the subject of any current opposition, cancellation, or similar Proceeding before any Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), (ii) neither the Company nor any of its Subsidiaries is subject to any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property, and (iii) neither the Company nor any of its Subsidiaries is subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property, in each case since January 1, 2019. To the knowledge of the Company no Proceedings described in this Section 5.17(b) are or have been threatened in writing.

(c) To the knowledge of the Company, the conduct of the business of the Company, including its Subsidiaries, as is currently conducted or conducted since January 1, 2019, including any use of the Owned Intellectual Property as currently used by the Company or any of its Subsidiaries, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person, except as would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 5.17(c) of the Company Disclosure Schedules sets forth a true, accurate, and complete list of all Proceedings that are pending since January 1, 2019, in which it is alleged that the Company or any of its Subsidiaries is infringing, misappropriating, or violating the Intellectual Property of any Person.

(d) Schedule 5.17(d) of the Company Disclosure Schedules sets forth a true, accurate, and complete list, as of the date of this Agreement, of pending Proceedings since January 1, 2019, in which it is alleged that any Person is infringing, misappropriating or violating rights of the Company or any of its Subsidiaries to Owned Intellectual Property. To the knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property since January 1, 2019, except as set forth on Schedule 5.17(d) of the Company Disclosure Schedules.

(e) Each current and former officer, employee or contractor of the Company or any Subsidiary who in the regular course of such Person’s employment or engagement with the Company or such Subsidiary would reasonably be expected to create or contribute to the creation of Owned Intellectual Property, has executed an assignment or similar agreement with the Company or Subsidiary assigning to the Company or such Subsidiary all right, title, and interest in and to such Owned Intellectual Property. No Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(f) The Company and each Subsidiary has taken commercially reasonable steps, consistent with industry practices of companies offering similar services, to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in and to, non-public Owned Intellectual Property. To the knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any Subsidiary has misappropriated any material trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company or such Subsidiary.

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(g) The Company and its Subsidiaries have established and implemented, and, to the knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable, consistent with industry practices or companies offering similar services. The Company and its Subsidiaries maintain security controls, consistent with industry practices or companies offering similar services, for all material information technology systems owned by the Company and/or its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”). For twelve (12) month period prior to the Signing Date, the Computer Systems have not suffered any failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the Business and the use of such Computer Systems, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(h) No Actions are pending or, to the knowledge of the Company, threatened in writing against the Company and/or its Subsidiaries relating to the collection, use, dissemination, storage and protection of personal data.

(i) Except as would not, individually or in aggregate, have a Material Adverse Effect, none of the software within the Owned Intellectual Property is currently or was in the past distributed or used by the Company or any Subsidiary with any open source software in a manner that requires any such software within the Owned Intellectual Property to be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered.

(j) The Company is in actual possession and control of the source code of the software within the Owned Intellectual Property, as well as all related material documentation, specifications and know how. Except as set forth on Schedule 5.16(j) of the Company Disclosure Schedules no Person other than the Company and its employees and contractors (i) has a right to access or possess any source code of the software within the Owned Intellectual Property, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement.

5.18 Customers and Suppliers.

(a) Schedule 5.18(a) of the Company Disclosure Schedules sets forth a list of the Company’s (on a consolidated basis with its Subsidiaries) ten (10) largest customers and the ten (10) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company’s 2022 fiscal year and for the first six (6) months of the Company’s 2023 fiscal year, showing the approximate total sales by the Company to each such customer and the approximate total purchases by the Company from each such supplier, during each such period.

(b) Except as set forth on Schedule 5.18(b) of the Company Disclosure Schedules to the actual knowledge of the Company or any Subsidiary, no supplier listed on Schedule 5.18(a) of the Company Disclosure Schedules has (i) terminated its relationship with the Company or any Subsidiary (ii) materially reduced its business with the Company or any Subsidiary or materially and adversely modified its relationship with the Company, (iii) notified the Company or any Subsidiary in writing of its intention to take any such action, or (iv) to the knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

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5.19 Accounts Receivable and Payable; Loans.

(a) To the Company’s knowledge, all accounts receivables and notes of the Company reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company and its Subsidiaries in the ordinary course of business consistent with past practice. To the Company’s knowledge, the accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect. To the Company’s knowledge, except as set forth on Schedule 5.19(b) of the Company Disclosure Schedules, all accounts, receivables or notes are good and collectible in the ordinary course of business.

(c) The information set forth on Schedule 5.19(c) of the Company Disclosure Schedules separately identifies any and all accounts receivables or notes of the Company which are owed by any Affiliate of the Company as of or subsequent to January 1, 2022. Except as set forth on Schedule 5.19(c) of the Company Disclosure Schedules, the Company (including for these purposes all Subsidiaries) is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

5.20 Pre-payments. Except as set forth on Schedule 5.20 of the Company Disclosure Schedules, the Company has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

5.21 Employees.

(a) Schedule 5.21(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all employees of the Company and its Subsidiaries, including those employees designated separately as key personnel of the Company or any Subsidiary (the “Key Personnel”), setting forth the name and title for all Key Personnel. Without limiting the generality of the foregoing, “Key Personnel” include the Company’s Chief Executive Officer; Chief Financial Officer; Sim Tze Jye (Group CEO); Yap Sheng Feng (Executive Vice President); Kang Chiu Yee (Deputy CEO) and Goo Li Siang (Deputy CEO). No later than the Closing Date, Purchaser will enter into Employment Agreements with the following Key Personnel: Sim Tze Jye (Group CEO); Yap Sheng Feng (Executive Vice President); Kang Chiu Yee (Deputy CEO) and Goo Li Siang (Deputy CEO). Execution of all the foregoing Employment Agreements will be a condition to the Parent Parties’ obligation to consummate the Closing.

(b) Except as set forth on Schedule 5.21(b) of the Company Disclosure Schedules, the Company is not a party to or subject to any collective bargaining agreement, non-competition agreement or other agreement restricting the activities of the Company or any Subsidiary, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company.

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(c) There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company or any Subsidiary under any worker’s compensation policy or long-term disability policy.

5.22 Employment Matters.

(a) Schedule 5.22(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) employment agreements and if applicable, commission agreements between the Company or any Subsidiary and any employee, consultant or other Person performing services on its behalf, (ii) each employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan whether or not subject to any governmental regulation, and any other plan providing for discretionary or non-discretionary bonus, commission or incentive compensation, profit sharing, pension, severance, savings, deferred compensation, fringe benefit, insurance (whether medical, dental, life, disability or otherwise), welfare, post-retirement health or welfare benefit, severance, stock option, phantom stock, stock purchase, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, executive compensation, payroll practices, retention, change in control, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company on behalf of any employee, officer, director, consultant or other service provider of the Company any Subsidiary or under which the Company or any Subsidiary has any obligation to any employee, consultant or other Person performing services on its behalf and any (iii) any written or verbal understanding between the Company or any Subsidiary and any employee, consultant or other Person performing services on its behalf concerning the terms of such Person’s employment or engagement that does not apply to the Company’s employees generally (collectively, the “Labor Agreements”). The Company has previously delivered to the Parent Parties true and complete copies of all Labor Agreements and of each generally applicable employee handbook or policy statement of the Company.

(b) To the knowledge of the Company, no current employee of the Company or any Subsidiary, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer and there is no pending representation question or union organizing activity respecting employees of the Company or any Subsidiary.

(c) Neither the Company nor any Subsidiary is regulated by, or subject to regulation under any provision of ERISA.

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5.23 Withholding. Except as disclosed on Schedule 5.23 of the Company Disclosure Schedules, all obligations of the Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits, social insurance, housing fund contributions or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed on Schedule 5.23 of the Company Disclosure Schedules all reasonably anticipated obligations of the Company with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Closing Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

5.24 Real Property.

(a) Except as set forth on Schedule 5.24(a) of the Company Disclosure Schedules, the Company and each Subsidiary does not own any Real Property (“Owned Real Property”). The Company and each Subsidiary has good, valid and subsisting title to its Owned Real Property, free and clear of all Liens (except for the Permitted Liens) and there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

(b) Schedule 5.24(b) of the Company Disclosure Schedules sets forth a list of all Leases to which the Company or a Subsidiary is a party (“Company Leases”). With respect to each Company Lease: (i) each Company Lease is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the Company or any Subsidiary; and (vi) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, in cases of each of clauses (i) through (vi). The Company or a Subsidiary holds the leasehold estate on the Company Leases free and clear of all Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located.

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5.25 Tax Matters.

(a) (i) The Company has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) except as set forth on Schedule 5.25(a) of the Company Disclosure Schedules, all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed in writing or, to the knowledge of the Company, threatened, with respect to Taxes of the Company or for which a Lien may be imposed upon any of the Company’s assets; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (vi) to the knowledge of the Company, the Company has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vii) to the knowledge of the Company, no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the securities to Parent or Purchaser pursuant to this Agreement or otherwise with respect to or as a result of any transactions contemplated by this Agreement; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company; (ix) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Company; (x) except as set forth on Schedule 5.25(x) of the Company Disclosure Schedules, no claim has been made by a Taxing Authority in a jurisdiction where the Company has not paid any tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction; (xi) there is no outstanding power of attorney from the Company authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company; (xii) the Company is not, and has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xiii) the Company is not currently and has never been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Company.

(b) The unpaid Taxes of the Company for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

5.26 Environmental Laws.

(a) Except as set forth on Schedule 5.26(a) of the Company Disclosure Schedules, neither the Company nor any Subsidiary has (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company.

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(b) Except as set forth on Schedule 5.26(b) of the Company Disclosure Schedules, to the knowledge of the Company, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company such as could give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws.

5.27 Finders’ Fees. Except as set forth on Schedule 5.27 of the Company Disclosure Schedules, with respect to the transactions contemplated by this Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from Parent, Merger Sub or any of their Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

5.28 Powers of Attorney and Suretyships. Except as set forth on Schedule 5.28 of the Company Disclosure Schedules, neither the Company nor any Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) outside the Company or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person outside the Company or other than as reflected in the Financial Statements.

5.29 Directors and Officers. Schedule 5.29 of the Company Disclosure Schedules sets forth a true, correct and complete list of all directors and officers of the Company and of each Subsidiary.

5.30 Certain Business Practices. Neither the Company or any Subsidiary, nor any director, officer, agent or employee of the Company or any Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 15 U.S.C. §§ 78dd-1, et seq. (“FCPA”) or (iii) made any other unlawful payment. Neither the Company or any Subsidiary, nor any director, officer, agent or employee of the Company or any Subsidiary (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company or any Subsidiary) has, since September 2015, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any Subsidiary or assist the Company or any Subsidiary in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a Material Adverse Effect on the Company or on any Subsidiary, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or of any Subsidiary that could reasonably be expected to subject the Company or any Subsidiary to suit or penalty in any private or governmental litigation or proceeding.

5.31 Money Laundering Laws. The operations of the Company and of each Subsidiary are and have been conducted at all times in compliance with applicable laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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5.32 OFAC. Neither the Company or any Subsidiary, nor any director or officer of the Company or any Subsidiary (nor, to the knowledge of the Company, any agent, employee, affiliate or Person acting on behalf of the Company or any Subsidiary) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC; and the Company and its Subsidiaries have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

5.33 International Trade Matters; Anti-Bribery Compliance.

(a) The Company currently is and, for the past five years has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the FCPA and any other equivalent or comparable Laws of other countries in which the Company has conducted and/or currently conducts business (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasure, or any other relevant Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries in which the company has conducted and/or currently conducts business (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries in which the Company has conducted and/or currently conducts business (collectively, “International Trade Control Laws”).

(b) Neither the Company nor any Subsidiary, nor any director or officer of the Company or any Subsidiary, nor, to the knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company or any Subsidiary), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions-related lists administered by the U.S. Department of State, the U.S. Department of the Treasury, including the OFAC specially Designated Nationals List, the U.S. Department of Commerce, including the Bureau of Industry and Security’s Denied Persons List and Entity List, Her Majesty’s Treasury, including the Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria. Neither the Company, nor any director or officer, nor, to the knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company) has, in the past five (5) years, engaged in any transaction involving a Prohibited Party, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws.

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(c) To the knowledge of the Company, neither the Company nor any Subsidiary has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(d) Neither the Company nor any Subsidiary has received written notice of, nor, to the knowledge of the Company, any of its officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws or International Trade Control Laws.

5.34 Related Party Transactions. Schedule 5.34 of the Company Disclosure Schedules sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into prior to the date hereof, between the Company or any Subsidiary, on the one hand, and any Shareholder or any other current or former Affiliate of the Company on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed by any Shareholder or any other current or former Affiliate to the Company. Other than the Affiliate Transactions, no Shareholder or Affiliate thereof owns any right in or to any of the material Assets or properties belonging to the Company. Except as set forth on Schedule 5.34 of the Company Disclosure Schedules, each Affiliate Transaction entered into or occurring prior to the Closing (i) is an arms-length transaction with fair market price and does not impair the interests of the Shareholders (except to an extent that is not material), or (ii) is transaction duly approved by the board of directors in accordance with the Organizational Documents of such Company or the affected Subsidiary.

5.35 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.36 Other Information. No material information provided by the Company to Parent in the virtual data room established by the Company to facilitate due diligence in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby, contained or contains (as applicable) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

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Article VI

REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES

The Parent Parties hereby, jointly and severally, represent and warrant to the Company that, except as (i) as set forth in the disclosure schedules delivered by the Parent Parties to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Schedules”) or (ii) disclosed in the Parent SEC Documents (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto), each of the following representing representations and warranties is true, correct and complete as of the date of this Agreement (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to numbered and lettered sections and subsections of this Article VI shall only refer to the section or subsection being referenced.

6.1 Corporate Existence and Power. Parent is a business company duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands. Each of Purchaser and Merger Sub is a business company duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands. Each of the Parent Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

6.2 Corporate Authorization. The execution, delivery and performance by the Parent Parties of this Agreement and the Additional Agreements (to which it is a party to) and the consummation by the Parent Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Parent Parties and have been duly authorized by all necessary corporate action on the part of Parent Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound other than the Required Parent Shareholder Approval and the authorization and approval of this Agreement, the Articles of Acquisition Merger, the Plan of Acquisition Merger and the transactions contemplated hereby by way of a written resolution of the sole shareholder of the Merger Sub. This Agreement has been duly executed and delivered by the Parent Parties and it constitutes, and upon their execution and delivery, the Additional Agreements (to which it is a party to) will constitute, a valid and legally binding agreement of the Parent Parties, enforceable against them in accordance with their representative terms.

6.3 Governmental Authorization. Other than as required under applicable Laws, neither the execution, delivery nor performance by the Parent Parties of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

6.4 Non-Contravention. The execution, delivery and performance by the Parent Parties of this Agreement or any Additional Agreements to which they are a party do not and will not (i) contravene or conflict with the organizational or constitutive documents of Parent, Purchaser or Merger Sub or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Parent Parties, except, in each case of clauses (i) and (ii), for any contravention or conflicts that would not reasonably be expected to have a Material Adverse Effect on the Parent Parties.

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6.5 Finders’ Fees. Except for the Deferred Underwriting Amount and as set forth on Schedule 6.5 of the Parent Party Disclosure Schedules, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6 Issuance of Shares. The Closing Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, free and clear of any Liens and not subject to or issued in violation of any right of any third party pursuant to any contract to which Purchaser is bound, applicable Law or Purchaser’s Organizational Documents.

6.7 Capitalization.

(a) Parent is authorized to issue a maximum of 500,000,000 ordinary shares, par value $0.0001, of which 5,083,406 Parent Ordinary Shares are issued and outstanding as of the date hereof. A total of 4,503,750 Parent Ordinary Shares are reserved for issuance with respect to the Parent Warrants and a total of 600,500 Parent Ordinary Shares are reserved for issuance with respect to the Parent Rights. No other shares or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the British Virgin Islands, Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) As of the Signing Date, Purchaser is authorized to issue a maximum of 500,000,000 shares, par value $0.0001 per share, of which one (1) share of Purchaser is issued and outstanding as of the date hereof. No other shares or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of the Purchaser are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act, Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s Organizational Documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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(c) At Closing, Purchaser is authorized to issue a maximum of 500,000,000 Purchaser Ordinary Shares of par value of US$0.0001 each. As of immediately prior to the Closing, and before giving effect to any shareholder redemptions in connection with the Parent Shareholder Approval Matters, there shall be outstanding 5,083,406 Purchaser Ordinary Shares (assuming no conversion of Parent Excluded Shares); a total of 4,503,750 Purchaser Ordinary Shares will be reserved for issuance with respect to the Purchaser Warrants and a total of 600,500 Purchaser Ordinary Shares will be reserved for issuance with respect to the Purchaser Rights. No other shares or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of BVI Law, the Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s Organizational Documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(d) The Merger Sub is authorized to issue a maximum of 500,000,000ordinary shares of par value $0.0001 each (the “Merger Sub Ordinary Shares”) of which one (1) Merger Sub Ordinary Share is issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding Merger Sub Ordinary Share(s) are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the British Virgin Islands, Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in Merger Sub’s Organizational Documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Ordinary Share(s) or any share capital or equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(e) Except for securities described in the foregoing sub-sections of this Section 6.7 or as set forth in Schedule 6.7(a) of the Parent Disclosure Schedules, the Parent Parties have not issued any share capital, options, warrants, preemptive rights, calls, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Parent Parties or obligating any Parent Party to issue or sell any share capital or other equity or voting securities or interests in any Parent Party. The Parent Parties are not party to, or otherwise bound by, and the Parent Parties have not granted, any equity appreciation rights, participations, phantom equity or similar rights.

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6.8 Information Supplied. None of the information supplied or to be supplied by any Parent Party expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated hereby will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by any Parent Party or that is included in the Parent SEC Documents). No material information provided by Parent to the Company in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby (including but not limited to Parent public filings, as of the respective dates of their submission to the SEC), contained or contains (as applicable) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

6.9 Trust Fund. As of the date of this Agreement, Parent has at least $35,143,815.03 in the trust fund established by Parent for the benefit of its public shareholders (the “Trust Fund”) in a United States-based account at JP Morgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, LLC (the “Trustee”) acting as trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. There are no separate agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or, to the Parent Parties’ knowledge, that would entitle any Person to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of Parent and the Trust Agreement. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since September 23, 2021, and except as otherwise provided in Parent’s public SEC filings, Parent has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, Parent shall have no further obligation under either the Trust Agreement or the Organizational Documents of Parent to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

6.10 Listing. As of the date hereof, the Parent Ordinary Shares, Parent Warrants, Parent Rights and Parent Units are listed on the Nasdaq Stock Market, with trading symbols “HHGC,” “HHGCW,” “HHGCR,” and “HHGCU, “respectively.

6.11 Reporting Company. Parent is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Parent Ordinary Shares, Parent Warrants, Parent Rights and Parent Units are registered pursuant to Section 12(b) of the Exchange Act. There is no Proceeding pending or, to Parent’s knowledge, threatened against Parent by the SEC with respect to the deregistration of the Parent Ordinary Shares, Parent Warrants, Parent Rights or Parent Units under the Exchange Act. Parent has taken no action in an attempt to terminate the registration of the Parent Ordinary Shares, Parent Warrants, Parent Rights or Parent Units under the Exchange Act.

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6.12 No Market Manipulation. Neither the Parent Parties nor its Affiliates have taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Parent Ordinary Shares to facilitate the sale or resale of the Parent Ordinary Shares or affect the price at which the Parent Ordinary Shares may be issued or resold; provided, however, that this provision shall not prevent Parent from engaging in investor relations or public relations activities consistent with past practices.

6.13 Board Approval. Each of the boards of directors (including any required committee or subgroup of such boards) of Parent, Purchaser and Merger Sub have, as of the Signing Date, unanimously (i) declared the advisability of the transactions contemplated by this Agreement and (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of Parent, Purchaser and Merger Sub, respectively. The Parent Board has, as of the Signing Date, determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s Organizational Documents.

6.14 Parent SEC Documents and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the Signing Date (the “Additional Parent SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (ii) all proxy statements relating to Parent’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal quarter referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal quarter referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.14(a)) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are to be filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 6.14, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(b) The financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent SEC Documents (collectively, the “Parent Financial Statements”) are or will be, as the case may be, complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of Parent as of the dates thereof and the results of operations of Parent for the periods reflected therein. The Parent Financial Statements are or will, as the case may be (i) prepared from the Books and Records of Parent; (ii) prepared on an accrual basis in accordance with U.S. GAAP consistently applied; and they contain and reflect or will contain and reflect, as the case may be, (iii) all necessary adjustments and accruals for a fair presentation of Parent’s financial condition as of their dates; and (iv) adequate provisions for all material Liabilities for all material Taxes applicable to Parent with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against in the Parent Financial Statements, and except for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since Parent’s formation, there are no material liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to Parent. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are or will be (as the case may be) included in Parent Financial Statements.

6.15 Litigation. There is no Action (or any basis therefore) pending against any Parent Party, any of its officers or directors or relating to any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Parent Parties. No Parent Party is, and has previously been, subject to any legal proceeding with any Authority.

6.16 Compliance with Laws. No Parent Party is in violation of, has violated, under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and no Parent Party has previously received any subpoenas by any Authority.

6.17 Money Laundering Laws. The operations of the Parent Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Parent Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent Parties, threatened.

6.18 OFAC. Neither the Parent Parties, nor any director or officer of the Parent Parties (nor, to the knowledge of the Parent Parties, any agent, employee, affiliate or Person acting on behalf of the Parent Parties) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC; and the Parent Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

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6.19 Not an Investment Company. Neither of Parent or Purchaser is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

6.20 Tax Matters.

(a) Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (i) each Parent Party has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed in writing or, to the knowledge of the Parent Parties, threatened, with respect to Taxes of the Parent Parties or for which a Lien may be imposed upon any of either of the Parent Parties’ assets; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Parent Parties for which a Lien may be imposed on any of the Parent Parties’ assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (vi) to the knowledge of the Parent Parties, the Parent Parties complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Purchase Parties; (vii) to the knowledge of the Parent Parties, no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the securities of Purchaser pursuant to this Agreement or otherwise with respect to or as a result of any transaction contemplated by this Agreement; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Parent Parties; (ix) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Parent Parties; (x) no claim has been made by a Taxing Authority in a jurisdiction where the Parent Parties have not paid any tax or filed Tax Returns, asserting that the any of the Parent Parties is or may be subject to Tax in such jurisdiction; (xi) there is no outstanding power of attorney from either of the Parent Parties authorizing anyone to act on behalf of such party in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of that party; (xii) no Parent Party is, or has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xiii) the neither Parent Party is currently or has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Parent Parties.

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(b) The unpaid Taxes of the Parent Parties for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent Parties in filing its Tax Return.

6.21 Contracts. Schedule 6.21 of the Parent Party Disclosure Schedules lists all material Contracts, oral or written to which any of the Parent Parties is a party other than those available in full without redaction on the SEC’s website through EDGAR.

Article VII

COVENANTS

7.1 Conduct of the Business of the Company. From the date hereof through the Closing Date, the Company shall, and shall cause its Subsidiaries to, except as otherwise explicitly contemplated by this Agreement or the Additional Agreements or required by Law (including for this purposes any COVID-19 measures) or as consented to by Parent in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) use commercially reasonable efforts (a) to conduct their respective business only in the ordinary course, consistent with past practices, and (b) to preserve substantially intact their material business relationships with clients, suppliers and other third parties. Without limiting the generality of the foregoing, except (i) as contemplated or permitted by this Agreement or any Additional Agreement, (ii) as required by applicable Law (including for this purposes any COVID-19 measures) or (iii) as consented by Parent in writing, from the Signing Date through the Closing Date or valid termination of this Agreement pursuant to Article XI), the Company shall not, and shall cause each of its Subsidiaries not to:

(i) materially amend, modify or supplement its Organizational Documents other than pursuant to this Agreement;

(ii) modify, amend, waive any provision of, enter into or terminate any Contract or, commitment, which obligates the payment of more than $500,000 (individually or in the aggregate);

(iii) make any capital expenditures in excess of $200,000 (individually or in the aggregate);

(iv) sell, lease, license or otherwise dispose of any of the Company’s or any Subsidiary’s assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) sales of assets, property or equipment in the ordinary course consistent with past practice, and (iii) not exceeding $250,000;

(v) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any Shareholder (other than, in the case of any Shareholder that is also an employee, payments of salary accrued in said period at the current salary rate);

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(vi) obtain or incur any loan or other Indebtedness in excess of $250,000, except in connection with trading in the ordinary course of business, including drawings under the Company’s existing line of credit;

(vii) suffer or incur any Lien on the Company’s or any Subsidiary’s assets, except for Permitted Liens or the Liens incurred in the ordinary course of business consistent with past practice;

(viii) suffer any damage, destruction or loss of property related to any of the Company’s or any Subsidiary’s assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceed $250,000;

(ix) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(x) make any change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any assets other than in the ordinary course of business consistent with past practice;

(xi) extend any loans other than travel or other expense advances to employees in the ordinary course of business or with the principal amount not exceeding $10,000;

(xii) issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock other than pursuant to the equity incentive plan of the Company;

(xiii) make or change any material Tax election or change any annual Tax accounting periods; or

(xiv) undertake any legally binding obligation to do any of the foregoing.

7.2 Conduct of the Business of Parent. From the date hereof through the Closing Date, Parent shall remain a “blank check company” as defined under the Securities Act, and without the Company’s prior written consent (which shall not be unreasonably withheld) shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement, without the Company’s prior written consent (which shall not be unreasonably withheld), Parent shall not amend, waive or otherwise change the Investment Management Trust Agreement in any manner adverse to Parent. Notwithstanding anything to the contrary in this Section 6.2, nothing in this Agreement shall prohibit or restrict Parent from extending, in accordance with Parent’s Organizational Documents and the Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), including undertaking any related loans evidenced by promissory notes made to Parent as described in the Prospectus, and no consent of any other party shall be required in connection therewith.

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7.3 Alternative Transactions. From the date hereof through the earlier of (x) termination of this Agreement in accordance with Article XI and (y) the Closing, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor the Parent Parties, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company or the Parent Parties (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction involving the Company or the Parent Parties, (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of the Company or the Parent Parties (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business) or (3) any sale, exchange, transfer or disposition of any class or series of the share capital or capital stock or other equity interests of the Company or the Parent Parties, whether in a single transaction or series of related transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company or the Parent Parties or any of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants), representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other parties to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company and the Parent Parties shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. Notwithstanding anything to the contrary as set forth above, if the board of directors of the Company or of either Parent Party (as applicable) has determined in good faith, after consultation with its financial advisor and/or outside legal counsel, that failure to take such action would constitute a breach of its directors’ fiduciary duties under applicable Law, the other party may waive any such provision to the extent necessary to permit such Person to comply with applicable Law, provided, however, that prior to taking such action or announcing the intention to do so, such Person has complied in all material respects with its written notification obligation in respect of the Alternative Transaction in accordance with this Section 7.1.

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7.4 Access to Information. From the date hereof until and including the Closing Date, the Company and the Parent Parties shall, to the best of their abilities, (a) continue to give the other party, its legal counsel and other representatives full access to its offices, properties, and Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company or the Parent Parties as such Persons may request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other party in such other party’s investigation of its business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Parent Parties and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Parent Parties. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided that the non-disclosing party must advise the other party that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted and/or information not disclosed.

7.5 Notice of Certain Events. Each party shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Additional Agreement, or that the transactions contemplated by this Agreement or the Additional Agreements might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Ordinary Shares, any share capital or capital stock of the Parent Parties or any of the Company’s or the Parent Parties’ assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation or warranty made hereunder by such party to be false or misleading in any material respect or to omit or fail to state a material fact, including, without limitation, any occurrence requiring any change in the information set forth on Exhibit A.

7.6 SEC Filings.

(a) The Company acknowledges that:

(i) Parent’s shareholders must approve the transactions contemplated by this Agreement prior to the Merger contemplated hereby being consummated and that, in connection with such approval, Parent must call a special meeting of its shareholders requiring Parent to prepare and file with the SEC a Proxy Statement (as defined in Section 9.5);

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(ii) the Parent Parties will be required to file quarterly and annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) Parent will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) In connection with any filing the Parent Parties make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its best efforts to cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their best efforts to (i) cooperate with the Parent Parties, (ii) respond to questions about the Company required in any filing or requested by the SEC, and (iii) provide any information requested by the Parent Parties in connection with any filing with the SEC.

(c) The Company acknowledges that a substantial portion of the filings with the SEC and mailings to Parent’s shareholders with respect to the Proxy Statement shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide the Parent Parties with such information as shall be reasonably requested by the Parent Parties for inclusion in or attachment to the Proxy Statement, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company and its Shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall cause its and its Subsidiaries’ managers, directors, officers and employees to be reasonably available to the Parent Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

7.7 [Reserved].

7.8 Annual and Interim Financial Information. From the date hereof through the Closing Date, within forty-five (45) calendar days following the end of each three-month quarterly period, the Company shall deliver to Parent Parties, for the first three quarters of the year, unaudited management accounts of the Company. The Company shall also promptly deliver to the Parent Parties copies of any audited annual consolidated financial statements of the Company that the Company’s auditor may issue. The Company will provide additional financial information as reasonably requested by the Parent Parties for inclusion in any filings to be made by the Parent Parties with the SEC. If reasonably requested by the Parent Parties, the Company shall use its reasonable best efforts to cause such information to be reviewed or audited by the Company’s auditors.

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7.9 Nasdaq Listing. Parent shall use its reasonable best efforts to cause (i) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (ii) Parent (and, as of the Closing, Purchaser) to satisfy all applicable initial and continuing listing requirements of Nasdaq and (iii) the Purchaser Ordinary Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

7.10 Section 16 Matters. Prior to the Effective Time, Parent’s board of directors, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Parent Ordinary Shares (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) pursuant to this Agreement (and the other agreements contemplated hereby), by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Parent following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

7.11 Trust Account. The Company acknowledges that Parent shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (i) all amounts payable to shareholders of Parent holding Parent Ordinary Shares who shall have validly redeemed their Parent Ordinary Shares upon acceptance by Parent of such Parent Ordinary Shares, (ii) the expenses of the Parent Parties to the third parties to which they are owed, including without limitation transaction expenses, deferred advisor fees, and any obligations owed to the Sponsor, (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) the remaining monies in the Trust Account to the Parent Parties. Except as otherwise expressly provided in the Investment Management Trust Agreement, Parent shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.

7.12 Directors’ and Officers’ Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Parent Parties (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the Parent Parties in effect on the date hereof and disclosed in Schedule 5.7(a) of the Parent Party Disclosure Schedules shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Parent Parties and the Company shall cause the Organizational Documents of Purchaser and the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Parent Parties to the extent permitted by applicable Law. The provisions of this Section 7.12 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives. The Company agrees that it shall cause the Organizational Documents of Purchaser and the Company to provide for the advancement of expenses (including without limitation legal and other professional fees and related expenses) to current and former officers and directors of Parent, Purchaser and the Company, to the maximum extent permitted by applicable laws.

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(b) The Company shall, or shall cause its Affiliates to, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from the Closing Date, for the benefit of the D&O Indemnified Persons (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Parent’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that in no event shall the Company be required to expend for such policies pursuant to this Section 7.12(b) an annual premium amount in excess of 200% of the amount per annum Parent paid in its last full fiscal year, which amount is set forth in Schedule 5.7(b) of the Parent Party Disclosure Schedules. The Parent Parties shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other Parent Parties to honor all obligations thereunder.

(c) On the Closing Date, Purchaser shall enter into customary indemnification agreements reasonably satisfactory to all parties with the individuals set forth on Schedule 5.7(c) of the Parent Party Disclosure Schedules, which indemnification agreements shall continue to be effective following the Closing.

Article VIII

COVENANTS OF THE COMPANY

The Company agrees that:

8.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

8.2 Reasonable Best Efforts to Obtain Consents. The Company shall use its reasonable best efforts to obtain each third party consent as promptly as practicable hereafter.

8.3 Certain Assets. All assets, including Intellectual Property Rights and other intellectual property, that are used by the Company or any Subsidiary in connection with the Business and that are owned or held by any Shareholder or other Affiliate of the Company, shall be legally transferred to the Company or a Subsidiary on or prior to the Closing. Such assets are listed on Schedule 8.3 of the Company Disclosure Schedules.

8.4 Certain Related Party Transactions. The Company and its Subsidiaries shall terminate the Affiliate Transactions that are listed on Schedule 8.4 of the Company Disclosure Schedules on or prior to the Closing.

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Article IX

COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

9.1 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

9.2 [Reserved].

9.3 Settlement of the Parent Parties’ Liabilities. Concurrently with the Closing, all outstanding liabilities of the Parent Parties shall be settled and paid in full and reimbursement of out-of-pocket expenses reasonably incurred by Parent or Parent’s officers, directors, or any of their respective Affiliates, in connection with identifying, investigating and consummating a business combination.

9.4 Compliance with SPAC Agreements. The Company and the Parent Parties shall comply with each of the applicable agreements entered into in connection with the IPO, including that certain Registration Rights Agreement, dated as of September 20, 2021 by and between Parent and the investors named therein.

9.5 Parent Special Meeting; Form F-4.

(a) As promptly as practicable following the execution and delivery of this Agreement, Parent shall prepare, with the assistance of the Company, and cause to be filed with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement/Prospectus contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Purchaser Ordinary Shares to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement/Prospectus. The Registration Statement shall include a proxy statement of Parent as well as a prospectus for the offering of shares to Parent’s shareholders (as amended, the “Proxy Statement/Prospectus”) for the purpose of soliciting proxies from Parent shareholders for the matters to be acted upon at the Parent Special Meeting (as defined below) and providing the public shareholders of Parent an opportunity in accordance with Parent’s Organizational Documents and the final IPO prospectus of the Parent, dated September 20, 2021 (the “Prospectus”) to have their Parent Ordinary Shares redeemed in conjunction with the shareholder vote on the Parent Shareholder Approval Matters (as defined below). The Proxy Statement/Prospectus shall include proxy materials for the purpose of soliciting proxies from Parent shareholders to vote, at an extraordinary general meeting of Parent to be called and held for such purpose (the “Parent Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Mergers, by the holders of Parent Ordinary Shares in accordance with Parent’s Organizational Documents, the Companies Act and the rules and regulations of the SEC and Nasdaq, (ii) the adoption of the Amended and Restated Memorandum and Articles of Association of Purchaser (iii) the adoption of the Equity Incentive Plan, (iv) the adoption and approval of the issuance of the Purchaser Ordinary Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements, (v) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Proxy Statement/Prospectus or in correspondence related thereto, (vi) such other matters as the Company and Parent shall hereafter mutually determine to be necessary or appropriate in order to effect the Mergers and the other transactions contemplated by this Agreement, and (vii) approval to adjourn the Parent Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (the approvals described in foregoing clauses (i) through (vii), collectively, the “Parent Shareholder Approval Matters”). Without the prior written consent of the Company, the Parent Shareholder Approval Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by Parent’s shareholders at the Parent Special Meeting. Neither Parent’s board of directors nor any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Company), or propose to withdraw (or modify in a manner adverse to the Company) Parent’s board of director’s recommendation that the Parent shareholders vote in favor of the adoption of the Parent Shareholder Approval Matters. The Parent Parties shall provide the Company (and its counsel) with a reasonable opportunity to review and comment on and approve in writing the Proxy Statement/Prospectus and any amendment or supplement thereto prior to filing the same with the SEC.

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(b) The Company shall provide the Parent Parties with such information concerning the Company and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company). If required by applicable SEC rules or regulations, such financial information provided by the Company must be reviewed or audited by the Company’s auditors. The Parent Parties shall provide such information concerning each Parent Party and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Parent Parties shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not materially misleading.

(c) Each of Parent and the Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement/Prospectus. Promptly after the Registration Statement is declared effective under the Securities Act, Parent will cause the Proxy Statement/Prospectus to be mailed to shareholders of Parent. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby.

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(d) Each of Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Parent or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such Party shall promptly inform the other Parties and (ii) Parent, on the one hand, and the Company, on the other hand, and shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Parent shall cause the Registration Statement as so amended or supplemented, which is mutually agreed upon by Parent and the Company, to be filed with the SEC and to be disseminated to the holders of shares of Parent Ordinary Shares pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Parent Organizational Documents and the Company Organizational Documents. Each of the Company and Parent shall provide the other Parties with copies of any written comments, and shall inform such other Parties of any oral comments, that Parent or the Company receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other Parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(e) Each party shall, and shall cause each of its subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company, the Parent Parties and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Proxy Statement/Prospectus, and responding in a timely manner to comments from the SEC. The Parent Parties shall cause the Proxy Statement/Prospectus to be disseminated to Parent’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Parent’s Organizational Documents.

(f) The Parent Parties shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Proxy Statement/Prospectus or the filing of any supplement or amendment thereto, the issuance of any stop order relating thereto or the suspension of the qualification of the Purchaser Ordinary Shares for offering or sale in any jurisdiction, of the initiation or written threat of any Proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement/Prospectus or for additional information and Parent and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

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(g) As promptly as reasonably practicable following the time at which the Proxy Statement/Prospectus is declared effective under the Securities Act, Parent shall (i) establish the record date for, duly call, give notice of and (ii) duly convene and hold the Parent Special Meeting. Parent may postpone or adjourn the Parent Special Meeting (i) to solicit additional proxies for the purpose of obtaining the Parent’s shareholders’ approval, (ii) due to the absence of a quorum or (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Parent has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Parent’s shareholders prior to the Parent Special Meeting; provided that, without the consent of the Company, in no event shall Parent adjourn the Parent Special Meeting for more than 15 Business Days later than the most recently adjourned meeting or a date that is beyond the Outside Date.

9.6 Extension. Parent shall extend the deadline by which it must complete its Business Combination by depositing into the Trust Account for each one month Extension $9,080.20, as necessary, in accordance with Parent’s Organizational Documents and the Prospectus to the extent required to continue in business until the Closing

9.7 HSR Act; Other Filings.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly (and in connection with any required filings under the HSR Act, no later than ten (10) Business Days after the date of this Agreement) make any required filing or application under Antitrust Laws, as applicable. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b) Each party hereto shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated hereby under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any Action initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any Action by a private person, in each case regarding any of the transactions contemplated hereby; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any Action by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority.

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(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

9.8 Confidentiality. Except as necessary to complete the Proxy Statement, the Company, on the one hand, and the Parent Parties, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement.

9.9 Adoption of Equity Incentive Plan. Prior to the Closing Date, Parent shall approve and adopt an Equity Incentive Plan in substantially the form agreed to by the parties before the first confidential filing of the Registration Statement (with such changes as may be agreed in writing by Parent and the Company, the “Equity Incentive Plan”) with share reserves and shares issuable to be included in the plan as are mutually agreed to by the parties, and which shall be presented for approval at the Parent Special Meeting.

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Article X

CONDITIONS TO CLOSING

10.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law or Order that is then in effect and which has the effect of making the Closing illegal or which otherwise prohibit or prevent the consummation of the Closing.

(b) There shall not be any Action brought by any Person to enjoin or otherwise restrict the consummation of the Closing.

(c) Parent’s initial listing application in connection with the transactions contemplated by this Agreement shall have been conditionally approved by Nasdaq and, immediately following the Merger, the Parent Parties will satisfy any applicable initial and continuing listing requirements of Nasdaq.

(d) All consents, approvals and actions of, filings with and notices to any Authority required to consummate the transactions contemplated by this Agreement shall have been made or obtained.

(e) The Parent Shareholder Approval Matters that are submitted to the vote of the shareholders of Parent at the Parent Special Meeting in accordance with the Proxy Statement and Parent’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Parent at the Parent Special Meeting in accordance with Parent’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Parent Shareholder Approval”).

(f) This Agreement, the Plan of Acquisition Merger and the transactions contemplated hereby and thereby, including the Mergers, shall have been authorized and approved by the holders of Company Ordinary Shares constituting the Requisite Company Vote in accordance with the Companies Act and the Company’s memorandum and articles of association.

(g) Immediately after the Closing, the Parent Parties shall have in excess of $5,000,001 in net tangible assets (inclusive of the assets of the Company).

(h) All required filings under the HSR Act, and other applicable anti-trust laws, shall have been completed and any applicable waiting period, any extensions thereof, and any commitments by the parties not to close before a certain date under a timing agreement entered into with a Authority shall have expired or otherwise been terminated.

10.2 Conditions to Obligations of the Parent Parties. The obligation of the Parent Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Parent Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

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(b) All of the representations and warranties of the Company contained in Article IV in this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement except as provided in the disclosure schedules pursuant to Article IV, and (ii) be true and correct as of the Closing Date except as provided in the disclosure schedules pursuant to Article IV (if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), other than in the case of (i) and (ii), as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(d) The Parent Parties shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 10.2.

(e) The Parent Parties shall have received duly executed opinions from the Company’s British Virgin Islands counsel in form and substance reasonably satisfactory to the Parent Parties, addressed to the Parent Parties and dated as of the Closing Date.

(f) The Parent Parties shall have received a copy of each of the Additional Agreements to which the Company is a party duly executed by the Company (and with all Employment Agreements executed by the appropriate Key Personnel), and a copy of each of the Additional Agreements.

(g) The Parent Parties shall have received copies of third party consents set forth on Schedule 10.2(g) of the Company Disclosure Schedules in form and substance reasonably satisfactory to the Parent Parties, and no such consents have been revoked.

(h) Each of the assets listed on Schedule 8.3 of the Company Disclosure Schedules shall have been legally transferred to the Company or a Subsidiary.

(i) Each of the transactions and contracts listed on Schedule 8.4 of the Company Disclosure Schedules shall have been terminated.

(j) The Company shall have completed a reorganization resulting in (a) all Company Preferred Shares being cancelled and/or converted into Company Ordinary Shares, (b) all equity of the Subsidiaries being owned 100% by the Company, and (c) all preferred stock of all Subsidiaries being redeemed, converted or otherwise cancelled, each no later than the date of the initial public filing of the Proxy Statement/Prospectus, so that, as of such date, no Company Preferred Shares and no preferred shares of any Subsidiary shall be existing.

10.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions (with the exception of Section 10.3(h), which condition may not be waived by any party):

(a) The Parent Parties shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

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(b) All of the representations and warranties of the Parent Parties contained in Article V of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), other than in the case of (i) and (ii), as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect on the Parent Parties, regardless of whether it involved a known risk.

(d) The Company shall have received a certificate signed by an authorized officer of Parent Parties to the effect set forth in clauses (a) through (c) of this Section 10.3.

(e) From the date hereof until the Closing, the Parent Parties shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Parent Parties.

(f) The Parent Parties shall have executed and delivered to the Company each of the Additional Agreements to which it is a party.

(g) The directors designated by the Company shall have been appointed to the board of directors of Purchaser, in accordance with this Agreement, effective as of the Closing.

(h) Purchaser shall remain listed on Nasdaq and the additional listing application for the Closing Payment Shares shall have been approved by Nasdaq. As of the Closing Date, Purchaser shall not have received any written notice from Nasdaq that it has failed, or would reasonably be expected to fail to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied. The additional listing application for the Closing Payment Shares shall have been approved by Nasdaq.

Article XI

DISPUTE RESOLUTION

11.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

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(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c) In any arbitration hereunder, this Agreement shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he or she shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his or her decision shall be rendered within the period referred to in Section 11.1(c).

(f) The Arbitrator may, at his or her discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement, unless resulting from the gross negligence or willful misconduct of the person indemnified.

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(j) This arbitration section shall survive the termination of this Agreement.

11.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article XII

TERMINATION

12.1 Termination.

This Agreement shall be terminated:

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors;

(b) by Parent, if any of the representations or warranties of the Company set forth in Article IV shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 9.2(a) or Section 9.2(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Parent) by the earlier of (i) the Outside Date (as defined below) or (ii) 20 days after written notice thereof is delivered to the Company; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 12.1(b) if any Parent Party is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

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(c) by the Company, if any of the representations or warranties of Parent or Merger Sub set forth in Article V shall not be true and correct, or if either Parent or Merger Sub has failed to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 9.3(a) or Section 9.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date or (ii) 20 days after written notice thereof is delivered to Parent; provided that the Company is not then in breach of this Agreement so as to cause the conditions to Closing set forth in Section 9.3(a) or Section 9.3(b) from being satisfied;

(d) by either the Company or Parent:

(i) on or after December 31, 2023 (the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided, however, that if an Extension Amendment shall be in effect, the Outside Date shall be the Extension Date; and provided further, that the right to terminate this Agreement under this 12.1(d)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or

(ii) if any Order having the effect set forth in Section 9.1 shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(ii) shall not be available to a party if such Order was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or

(iii) if any of the Parent Shareholder Approval Matters shall fail to receive the Required Parent Shareholder Approval for approval at the Parent Shareholder Meeting (unless such Parent Shareholder Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); or

(e) by Parent if the Requisite Company Vote shall not have been obtained within five (5) Business Days of the delivery to Parent shareholders of the Proxy Statement, provided that the termination right under this Section 12.1(e) shall be of no further force or effect if such Requisite Company Vote is delivered to a Parent Party prior to the termination of the Agreement (even if after the five (5) Business Day period provided above).

12.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 11.1 (other than termination pursuant to Section 12.1(a)), written notice thereof shall be given by the party desiring to terminate to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall following such delivery become null and void (other than the provisions of Article XII and this Section 12.2), and there shall be no Liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates; provided, however, that nothing in this Agreement will relieve any party from Liability for any fraud, intentional misrepresentation or willful breach.

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Article XIII

MISCELLANEOUS

13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Closing), to:

Perfect Hexagon Group Limited

No. 29, Jalan SS 23/11

Taman SEA, 47400 Petaling Jaya

Selangor, Malaysia

Email: wwkow@perfecthexagon.com and sfyap@perfecthexagon.com if to Parent and/or Merger Sub:

HHG Capital Corporation

1 Commonwealth Lane

#03-20, Singapore 149544

Attn: Keith Kok, CEO

Email: kokkeith@gmail.com

with a copy to (which shall not constitute notice):

Ms. Lora Chan: lorachan349@gmail.com

and to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Lawrence Venick, Esq.

Email: lvenick@loeb.com

13.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the Parent Parties and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

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(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4 Publicity. Except as required by law and except with respect to the Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued.

13.5 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided however that at the Closing, all of the Parent Parties’ unpaid or contingent liabilities, including but not limited to any fees and expenses associated with the Parent’s IPO and of the transactions contemplated by this Agreement, will be paid from the capital of Parent.

13.6 Attorneys’ Fees. Notwithstanding anything else contained herein, in the event of any Action initiated by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the Arbitrator or the court.

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13.7 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

13.9 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.10 Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

13.11 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.12 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

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(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of any of the Key Personnel.

13.13 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.14 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.15 Non-survival of Representations, Warranties and Covenants. The representations, warranties, covenants, obligations or other agreements in this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Closing Date and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing Date in respect thereof).

13.16 Waiver. Reference is made to the Prospectus of Parent. The Company has read the Prospectus and understand that Parent has established the Trust Account for the benefit of the public shareholders of Parent, and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent. In the event that the Company or any of its respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Parent which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the public shareholders, whether in the form of money damages or injunctive relief, Parent shall be entitled to recover from the Company and its Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Parent, prevails in such Action. This Section 13.16 shall survive termination of this Agreement for any reason and continue indefinitely.

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13.17 Legal Representation.

(a) The parties agree that, notwithstanding the fact that Loeb & Loeb LLP may have, prior to Closing, jointly represented Parent and/or Merger Sub in connection with this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, and has also represented Parent and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Loeb & Loeb LLP will be permitted in the future, after Closing, to represent Sponsor or its Affiliates in connection with matters in which such Persons are adverse to Parent or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, who is or has the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agrees, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Loeb & Loeb LLP’s future representation of one or more of Sponsor or their respective Affiliates in which the interests of such Person are adverse to the interests of Parent, the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Loeb & Loeb LLP of Parent, Merger Sub, or any of their respective Affiliates. The parties acknowledge and agree that, for the purposes of the attorney-client privilege, Sponsor and Parent shall be deemed the clients of Loeb & Loeb LLP with respect to the negotiation, execution and performance of this Agreement and the Additional Agreements. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Sponsor and Parent, shall be controlled by Sponsor and Parent and shall not pass to or be claimed by Parent post-Closing; provided, further, that nothing contained herein shall be deemed to be a waiver by Parent or any of its Affiliates (including, after the Effective Time) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) Each party warrants and represents that (i) it is a sophisticated party represented at all relevant times during the negotiation and execution of this Agreement by counsel of its choice, and that it has executed this Agreement with the consent and on the advice of such independent legal counsel; (ii) it and its counsel have determined through independent investigation and robust, arm’s-length negotiation that the terms of this Agreement shall exclusively embody and govern the subject matter of this Agreement; (iii) it has investigated the facts pertinent to this Agreement as it deemed necessary; (iv) no other person or party, nor any agent or attorney of a party, made any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter of this Agreement to induce it to execute this Agreement; (v) it has not executed this Agreement in reliance on any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter of this Agreement; and (vi) it has not executed this Agreement in reliance on any promise, representation or warranty not contained herein. The parties included this paragraph to preclude any claim that any party was fraudulently induced to execute this Agreement and to preclude the introduction of parol evidence to vary, interpret, supplement or contradict the terms of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

HHG CAPITAL CORPORATION

By:	/s/ Chee Shiong (Keith) Kok
Name:	Chee Shiong (Keith) Kok
Title:	Chief Executive Officer

Purchaser:

PERFECT HEXAGON HOLDINGS LIMITED

By:	/s/ Chee Shiong (Keith) Kok
Name:	Chee Shiong (Keith) Kok
Title:	Chief Executive Officer

Merger Sub:

PERFECT ACQUISITIONS LIMITED

By:	/s/ Chee Shiong (Keith) Kok
Name:	Chee Shiong (Keith) Kok
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

PERFECT HEXAGON GROUP LIMITED

By:	/s/ Jyh Yaong Tan
Name:	Jyh Yaong Tan
Title:	Chairman

By:	/s/ Tze Jye SIM
Name:	Tze Jye SIM
Title:	Chief Executive Officer

EXHIBIT A

Part 1 – Shareholders of the Company as of the date of this Agreement

Name of Shareholders	Number of Company Ordinary Shares	Shares Ownership Percentage
Tan Sri Dato’ Koo Yuen Kim	30,601,068	40.05%
Tan Sri Datuk Tan Jyh Yaong	22,900,801	29.98%
Sim Tze Shiong	22,900,801	29.98%

Total	76,402,670	100.00%

Part 2 – Shareholders of the Company as of the Closing Date

Name of Shareholder	Number of Company Ordinary Shares	Shares Ownership Percentage	Closing Payment Shares
Tan Sri Dato’ Koo Yuen Kim
Tan Sri Datuk Tan Jyh Yaong
Sim Tze Shiong

Total		100.00%